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                                   FORM 8-K
                                   --------



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
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                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



      Date of Report (date of earliest event Reported) February 2, 1995
                                                       ----------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                      1-1098                  13--1594808
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(State of other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


      Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

                 Information contained in a News Release dated
February 2, 1995 is incorporated herein by reference.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  The Columbia Gas System, Inc.
                                  -----------------------------
                                           (Registrant)




                                  By     /s/ R. E. Lowe
                                    ---------------------------
                                             R.E. Lowe
                                             Vice President and
                                             Controller

Date:  February 2, 1995
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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                           February 2, 1995




            COLUMBIA GAS SEEKS APPROVAL FOR SHAREHOLDER RIGHTS PLAN

          WILMINGTON, DEL. -- The Columbia Gas System, Inc., (NYSE:CG) is seeking approval of a shareholder rights plan to protect shareholders' investments in the event of an unsolicited, inadequate offer for the Corporation's common stock.

          Columbia shareholders are scheduled to vote on charter amendments required to allow implementation of the plan at the Corporation's annual meeting April 28, 1995. Adoption of the plan has been endorsed by the Committee representing Columbia equity holders in the Corporation's Chapter 11 proceedings. Filings seeking the approval of the Securities and Exchange Commission and the Bankruptcy Court are being made.

          Columbia System Chairman and CEO John H. Croom stressed the company is not aware of any takeover activity currently directed at Columbia. "The Board of Directors approved the adoption of a plan to reduce the risk of unsolicited offers that are not representative of the full value of Columbia's stock and do not treat all shareholders equally," he said.

          Croom pointed out that shareholder rights plans have become a widely-accepted means to protect shareholder value. He said more than 1,000 companies have adopted such plans in the past 10 years, but none has ever been triggered.

          In the unlikely event the Rights plan would be triggered, all shareholders, except the person or group attempting the unsolicited takeover, would be entitled to purchase fractions of a preferred stock at a discount. These would have voting and dividend rights equivalent to Columbia's common stock. The issuance of the preferred stock is designed to substantially dilute the third party's equity interest in the
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Corporation and significantly increase the Corporation's capitalization, thereby making its acquisition much more expensive.

          The plan, which will become effective as soon as all necessary approvals are obtained, terminates automatically 18 months after the Corporation emerges from Chapter 11 protection, subject to extension if an offer is pending.

          Following Securities and Exchange Commission approval, information on the new plan will be sent to Columbia shareholders with other proxy materials. The Bankruptcy Court is being asked to defer consideration of the plan until after the Securities and Exchange Commission authorizes the solicitation of proxies and shareholders vote on the Charter Amendment.

          The Columbia Gas System, Inc., is one of the nation's largest natural gas systems. Subsidiary companies are engaged in the exploration, production, purchase, storage, transmission and distribution of natural gas and other energy operations such as cogeneration.